Exhibit 10.11

DEED OF INDEMNITY

This Deed is made the              day of

BETWEEN

(1)	Wave Life Sciences Pte. Ltd. (Company Registration Number 201218209G) a company duly incorporated in Singapore with its registered address at 8 Cross Street, #10-00 PWC Building, Singapore 048424 (the “Company”);

AND

(2)	[NAME OF DIRECTOR OR OFFICER] [RESIDENTIAL/BUSINESS ADDRESS] (the “Indemnitee”);

WHEREAS:-

A.	The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer (“Director” or “Officer”) of the Company.

B.	The Indemnitee is willing to serve, or to continue to serve, the Company in the aforementioned capacity subject to the execution and delivery by the Company of this Deed.

NOW THIS DEED WITNESSETH THAT IN CONSIDERATION OF THE PREMISES:-

1.	Agreement to Serve. The Indemnitee hereby accepts the appointment as a Director or Officer of the Company and, so long as the Indemnitee continues to be a Director or Officer of the Company, the Indemnitee shall, within the limits imposed by law, exercise all functions required by the Articles of Association of the Company (the “Articles”) while observing to the best of the Indemnitee’s ability the interests of the Company.

2.

Indemnification. Subject to, and to the maximum extent permitted by the Articles, the Companies Act (Chapter 50 of Singapore), as amended from time to time (the “Act”) or other applicable law, the Company does hereby covenant and agree to hold harmless and indemnify the Indemnitee as from the date of appointment of the Indemnitee as a Director or Officer from and against all matters of whatsoever nature and howsoever arising by reason of or in connection with the Indemnitee’s provision of services under clause 1 above (“Claims”). In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in clause 7 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including, without limitation, an action by or in the right of the Company, and also including, without limitation, a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, and any form of alternative dispute resolution), including an appeal from any of the foregoing (with each of the foregoing, and any appeal therefrom, being referred to as a “Proceeding”), to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, auditor, secretary, employee or agent of the Company, or is or was serving or at any time serves at the Company’s request as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise.

3.	Partial Indemnification. Notwithstanding any other provision of this Deed, to the extent that Indemnitee is a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law against all expenses, liabilities, and other amounts described in clause 2 (collectively, the “Expenses”) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. To the extent that Indemnitee is not wholly successful but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, then the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.

4.	Indemnification for Expenses of Witness. Notwithstanding any other provision of this Deed, to the extent that Indemnitee is, by reason of Indemnitee’s status as a director, officer, agent or employee of the Company, a witness, or is made to asked to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s half in connection therewith.

5.	Advancement of Expenses. Notwithstanding any other provision of this Deed, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s status as a director, officer, agent or employee of the Company within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertaking to repay pursuant to this clause 5 shall be unsecured and interest-free.

6.	Survival of Rights. All the rights and privileges afforded by this Deed, including the right to indemnification and the advancement of legal fees and expenses provided under this Deed, to the extent permissible by law, shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

7.	Request for Indemnification. Whenever Indemnitee believes that the Indemnitee is entitled to indemnification pursuant to this Deed, the Indemnitee shall submit a written request for indemnification to the Company. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee shall submit Indemnitee’s claim for indemnification within a reasonable time, not to exceed one year after becoming aware of the circumstances giving rise to the Indemnity’s entitlement to indemnification.

8.	Exceptions to Indemnification. Notwithstanding anything in this Deed to the contrary, the Company will not provide indemnity with respect to any Claim:

(a)	settled without the Company’s consent, which consent, however, shall not be unreasonably withheld;

(b)	in respect of any liability that cannot be indemnified by reason of section 172 of the Act or other applicable law;

(c)	in connection with any claims, threats, or suits commenced by Indemnitee (other than any claims, threats, or suits commenced by Indemnitee to enforce Indemnitee’s rights under this Deed) unless the commencement of such claims, threats, or suits was authorized by the Board of Directors;

(d)	on account of any determination or judgment against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto or similar provisions of any United States federal, state or local statutory law;

(e)	on account of Indemnitee’s conduct to the extent that it is established by a final, non-appealable judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct; or

(f)	on account of Indemnitee’s conduct to the extent that it is established by a final, non-appealable judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled.

9.	Subrogation. In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

10.

Directors and Officers Liability Insurance. The Company agrees that so long as Indemnitee serves as a director and/or officer of the Company, and for so long thereafter as Indemnitee shall be subject to any possible Claim, by reason of the fact that the Indemnitee was serving in the capacity referred to herein (the “Indemnification Period”), the Company will maintain directors’ and officers’

insurance for the benefit of the Indemnitee with established and reputable insurers, at coverage levels customary for companies comparable in size and business to the Company, and providing the same rights and benefits as are accorded the Company’s and its subsidiaries’ then-current directors and officers. Upon receipt of notice of any Proceeding, the Company shall give or cause to be given prompt notice of such proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.

11.	Indemnification Procedures. The Indemnitee shall promptly notify the Company in writing upon being served with any document relating to a potential Claim that may result in the right to indemnification, but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Company’s rights. If such omission does prejudice the Company’s rights, the Company will be relieved from liability only to the extent of such prejudice. Notwithstanding the foregoing, such omission will not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Deed. With respect to any Claim as to which Indemnitee notifies the Company of the commencement thereof:

(a)	the Company will be entitled to participate therein at its own expense;

(b)	the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defence thereof. After notice from the Company to Indemnitee of its election to assume the defence thereof, the Company will not be liable to Indemnitee under this Deed for any expenses subsequently incurred by Indemnitee in connection with the defence thereof, other than reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defence thereof shall be at the expense of Indemnitee unless (i) the Company authorizes Indemnitee’s employment of separate counsel, (ii) Indemnitee reasonably concludes, and so notifies the Company, that there is an actual conflict of interest between the Company and Indemnitee in the conduct of the defence of such action, or (iii) the Company shall not in fact have employed counsel to assume the defence of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the Company’s expense. The Company shall not be entitled to assume the defence of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above;

(c)	the Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent provided that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement; and

(d)	the Company shall advance the legal fees and expenses Indemnitee incurs in connection with such proceeding in accordance with clause 5 above; and

(e)	nothing in this clause 11 shall entitle Indemnitee to any indemnification, reimbursement or payment other than in accordance with section 172 of the Act and applicable law.

12.	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to:

(b)	If to the Company, to:

Wave Life Sciences Pte. Ltd.

419 Western Avenue

Boston, MA 02135

USA

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

13.	Effective Period. This Deed shall be deemed to be effective as of the commencement date of the Indemnitee’s service as a director or officer of the Company and shall continue in effect during the Indemnification Period.

14.	Amendment and Termination. The terms of this Deed may be changed, waived, discharged or terminated only by an instrument in writing signed by all parties.

15.	Non-Waiver. The failure of any party to insist in any one or more cases upon the strict performance of any provisions hereof shall not be a waiver or relinquishment for the future of such provisions, and receipt by any part of any payment or benefit with knowledge of any default or breach by any other party shall not be a waiver of such default or breach. No delay by any party in exercising any of its or the Indemnitee’s powers or remedies hereunder or a partial or single exercise thereof shall constitute a waiver thereof or a waiver of any power or remedy. The failure by any party to give notice to any other party of any breach hereof shall not constitute a waiver of the said breach.

16.	Severability. The provisions of this Deed shall be severable, and if any provision or part thereof of this Deed shall be, or be found by any court of competent jurisdiction to be, invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect any other provision hereof or the enforceability or validity of that or any other provision in any other jurisdiction.

17.	Presumptions and Burden of Proof. The following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Deed:

(a)	In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Deed. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(b)	It shall be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof by clear and convincing evidence.

(c)	In the event that any action, claim or Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or Proceeding. Anyone seeking to overcome this presumption shall have the burden of doing so by clear and convincing evidence.

(d)	The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

18.	Non-Exclusivity. The rights conferred on Indemnitee by this Deed shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any applicable law, under the Articles, Bylaws, other organizational document of the Company, under any agreement, insurance policy, or vote of stockholders, members or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office.

19.

[Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses, and/or insurance provided by [Names of Funds/Sponsors] and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary, and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary); (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Deed and the Articles or Bylaws of the

Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors; and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third-party beneficiaries of the terms of this clause [19].] [Note: This paragraph will apply only to the directors that are appointed to the Board by the Fund Indemnitors.]

20.	Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event of an action instituted by or in the name of the Company under this Deed or to enforce or interpret any of its terms, Indemnitee shall be entitled, to the extent permissible by law, to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

21.	Termination of Indemnitee’s Office. Nothing in this Deed shall be construed as requiring the Company to retain the Indemnitee in the office hereinbefore described, or as in any way restricting its rights to remove the Indemnitee from office, or as requiring the Indemnitee to remain in office in the event that the Indemnitee wishes to resign from or relinquish such office.

22.	Duration of Agreement. The rights conferred on the Indemnitee by this Deed shall continue after the Indemnitee has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, and shall inure to the benefit of the Indemnitee’s successors, assigns, heirs, executors and administrators.

23.	Successors and Assigns. This Deed shall be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Deed in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

24.	Entire Agreement and Integration. This Deed shall contain the entire Deed among the parties with respect to the subject matter hereof and supersede all prior Deeds, written or oral, with respect thereto.

25.	Counterparts. This Deed may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Deed.

26.	Third-Party Beneficiaries. Except as provided in clause 19, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any of its terms.

27.	Headings. The headings of the clauses of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect its interpretation and construction.

28.	Governing Law and Consent to Jurisdiction. This Deed shall be construed in accordance with and governed by the laws of Singapore, without regard to its conflict-of-laws rules. The parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Singapore for purposes of any action or proceeding arising out of or in connection with this Deed.

IN WITNESS WHEREOF the parties hereto have executed this Deed on the date first set forth above.

The Common Seal of	)
Wave Life Sciences Pte. Ltd.	)
was affixed hereto	)

Paul B. Bolno, Chief Executive Officer & Director

Director/Secretary

Signed, sealed and delivered by [NAME OF DIRECTOR OR OFFICER]	)
Indemnitee: [Name of Director or Officer]

in the presence of :	)

Name:
Address: